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                                                                      EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or by incorporation by reference made a part of the Annual Report on Form 10-K of Oil-Dri Corporation of America for the fiscal year ended July 31, 1999 and the Registration Statement on Form S-8 relating to the 1995 Long Term Incentive Plan and the 1988 Stock Option Plan.


Blackman Kallick Bartelstein, LLP

October 19, 1999







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